As filed with the Securities and Exchange Commission on March 12, 1999
                                                     Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    PHC, INC.
             (Exact name of registrant as specified in its charter)

                            Massachusetts 04-2601571
                (State or other jurisdiction of incorporation or
                         organization) (I.R.S. employer
                               identification no.)

                  200 Lake Street, Suite 102, Peabody, MA 01960
               (Address of principal executive offices) (Zip Code)

                       1993 Stock Purchase and Option Plan
                        1995 Employee Stock Purchase Plan
                  1995 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

              Bruce A. Shear, President and Chief Executive Officer
                                    PHC, Inc.
                           200 Lake Street, Suite 102
                                Peabody, MA 01960
                     (Name and address of agent for service)

                                 (978) 536-2777
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Arnold R. Westerman, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed       Amount of
    Title of        Amount           maximum       maximum       registration
 securities to      to be           offering       aggregate       fee
 be registered    registered        price per      offering
                     (1)            share (2)      price (2)

Class A Common
Stock, $.01 par
value             770,000 shares     $1.1875       $914,375          $277.08

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. This registration statement constitutes the latest registration statement of a combined prospectus pursuant to rule 429 of the Securities Act of 1933. Of the total number of shares, 1,200,000, related to these stock purchase and option plans 430,000 shares were registered in Registration #333-1458 effective February 16, 1996. The total registration fee paid with the February 16, 1996 filing was $1,205.48.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h)(1), on the basis of the average of the bid and asked price of the Class A Common Stock as reported on the Nasdaq SmallCap Market on February 24, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

*    Information  about the  Registrant  required by Part I to be contained in a
     Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.

2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 1998; and

3. The description of the Registrant's Class A Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on March 2, 1994, from the Company's registration statement on Form SB-2 (SEC File No. 33-71418), initially filed with the Commission on November 9, 1993.

     In addition, all documents filed by the Registrant after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities
           Not applicable.

Item 5.    Interests of Named Experts and Counsel

           Not applicable.

Item 6.    Indemnification of Officers and Directors

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Company during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations where a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     The Underwriting Agreement by and between the Company and Americorp Securities, Inc. (the "Underwriter"), dated March 3, 1994, provides that the Underwriter is obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.

     4.1      The Company's 1993 Stock Purchase and Option Plan, as amended.

     4.2      The Company's 1995 Employee Stock Purchase Plan, as amended.

     4.3 The Company's 1995 Non-Employee Director Stock Option Plan, as amended.

     5.1      Opinion of Arent Fox Kintner Plotkin & Kahn (counsel)

    23.1      Consent of BDO Siedman, LLP (independent auditors)

    23.2      Consent of Richard A. Eisner, LLP (independent auditors)

    23.3 Consent of Arent Fox Kintner Plotkin & Kahn (counsel) included in exhibit 5.1

    24.1      Power of Attorney: included on signature page



Item 9.   Undertakings

(a)  The Registrant hereby undertakes:

     (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on the 12th day of March, 1999.

                                PHC, Inc.


                                By: /s/ Bruce A. Shear
                                        President & Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Shear, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below on March 12, 1999 by the following persons in the capacities indicated.

                                   PHC, INC.



                                   By: /s/ Bruce A. Shear
                                           President and Chief Executive Officer


       Signature                 Title                        Date

By:  /s/ Bruce A. Shear     President and Chief            March 12, 1999
                            Executive
                            Officer and Director
                            (principal
                            executive officer)

By:  /s/ Paula C. Wurts     Controller, Assistant          March 12, 1999
                            Treasurer
                            and Assistant Clerk
                            (principal
                            accounting and
                            financial officer)
By:  /s/ Gerald M. Perlow   Clerk and Director             March 12, 1999


By:  /s/ Donald E. Robar     Treasurer and Director         March 12, 1999



By:  /s/ Howard W. Phillips Director                       March 12, 1999


By:  /s/ William F. Grieco  Director                       March 12, 1999

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 770,000 shares of Class A Common Stock, $.0l par value, of PHC, Inc. (the "Company") that have been issued or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan, 1995 Employee Stock Purchase Plan and 1995 Non-Employee Director Stock Option Plan.

                                INDEX TO EXHIBITS

Exhibit Number                  Description

4.1      The Company's 1993 Stock Purchase and Option Plan, as amended.

4.2      The Company's 1995 Employee Stock Purchase Plan, as amended.

4.3      The Company's 1995 Non-Employee Director Stock Option Plan, as amended.

5.1      Opinion of Arent Fox Kintner Plotkin & Kahn (counsel)

23.1     Consent of BDO Siedman, LLP (independent auditors)

23.2     Consent of Richard A. Eisner, LLP (independent auditors)

23.3     Consent of Arent Fox Kintner Plotkin & Kahn (counsel) included in exhibit 5.1

24.1     Power of Attorney: included on signature page

Exhibit 5.1
                                    Arent Fox
                           1050 Connecticut Avenue, NW
                            Washington, DC 20036-5339



Arnold R. Westerman
Tel: 202/857-6243
Fax: 202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                                  March 3, 1999


PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 as amended, of
(i) 1,000,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1993 Stock Purchase and Option Plan (the "1993 Option Plan"), (ii) 150,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Employee Stock Purchase Plan, (the "1995 Purchase Plan") and (iii) 50,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Non-Employee Director Stock Option Plan, (the "1995 Director Plan").

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the shares of PHC Class A Common Stock to be sold by the Company under it's 1993 Option Plan, 1995 Purchase Plan and 1995 Director Plan will be validly issued, fully paid and nonassessable when issued in accordance with the transactions described in the Registration Statement and as specified therein.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                               Very truly yours,



                               /s/ ARENT FOX KINTNER PLOTKIN & KAHN



                        Arent Fox Kintner Plotkin & Kahn
         New York, NY - McLean, VA - Bethesda, MD - Budapest, Hungary -
                         Jeddah, Kingdom of Saudi Arabia

Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated September 18, 1998 on the consolidated financial statements of the Company for the year ended June 30, 1998 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998.



BDO Siedman, LLP
Boston, Massachusetts
March 5, 1999

Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated September 19, 1997 on the consolidated financial statements of the Company for the year ended June 30, 1997 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998.



Richard A. Eisner, LLP
New York, NY
March 5, 1999

Exhibit 4.1

                       1993 STOCK PURCHASE AND OPTION PLAN


1.   Purpose

     The purpose of this PHC, Inc. 1993 Stock Purchase and Option Plan (the "Plan") is to provide for (i) the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to certain key employees of PHC, Inc. (the "Company") and its subsidiaries, (ii) the grant of non-qualified stock options to certain employees (including leased employees), directors, consultants and others whose efforts are important to the success of the Company and its subsidiaries, and (iii) direct purchases of restricted stock in the Company ("Restricted Stock") by certain employees (including leased employees), directors, and consultants of the Company and its subsidiaries. As used in this Plan, the term "subsidiary" shall mean a subsidiary corporation as defined in Section 424(f) of the Code. All incentive stock options and non-qualified stock options which may be granted under this Plan are hereinafter referred to as "Options."

2.   Administration of Plan.

     This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the right, in its discretion, to delegate any and all of its powers hereunder to a Compensation Committee (the "Committee") of two or more of its members. In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. Subject to the terms of the Plan, the Committee, if so appointed, shall have authority to interpret the Plan, to prescribe and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. In the event that the Board delegates its powers to a Committee to administer the Plan in whole or in part, the Committee's determinations with respect thereto shall not be subject to approval by the Board, and to the extent of such delegation, reference in this Plan to the Board shall be deemed to refer to the Committee.

3.   Shares Covered by Plan.

     The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Class A Common Stock, $.01 par value per share ("Common Stock"), of the Company, or shares of Common Stock re-acquired by the Company in any manner. The Options and Restricted Stock which may be issued hereunder shall assume the effectiveness of a reverse stock split and the restatement of the Company's Articles of Organization, which is expected to occur in the last calendar quarter of 1993, and no further adjustment in the number of shares of Restricted Stock or Options to be issued hereunder shall be made as the result of such reverse stock split or restatement. The aggregate number of shares which may be issued pursuant to the Plan is 300,000, subject to adjustment as provided in Section 11. Any such shares may be issued as incentive stock options, non-qualified stock options or Restricted Stock as long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such expired or terminated Option shall again be available for grants of Options or Restricted Stock under the Plan.

4.   Eligibility.

     All employees, directors, consultants and others whose efforts are important to the success of the Company shall be eligible to receive Options and Restricted Stock under this Plan; provided, that incentive stock options may be granted only to employees of the Company or its subsidiaries.


5.   Allotment of Options and Number of Shares.

     The allotment of Options among the eligible grantees, the number of shares to be covered by each Option to be granted, and the designation of Options as either incentive stock options or non-qualified stock options shall be determined by the Board.

6.   Option Agreements; Terms of Options.

     Each grantee to whom an Option is granted (an "Optionee") shall enter into a written agreement with the Company setting forth the terms and conditions of the Option granted to him, which agreement may contain such terms, conditions and restrictions not inconsistent with the terms of the Plan as the Board shall approve in each case.

7.   Option Price.

     The price to be paid by an Optionee who exercises an Option shall be determined by the Board but in the case of incentive stock options, except in the case of substituted options granted pursuant to Section 12, shall in no event be less than the fair market value of the Common Stock on the date such Option is granted.

8.   Duration and Rate of Exercise of Options.

     The option period shall be fixed by the Board but in any event each Option shall by its terms be exercisable no later than the expiration of ten years from the date such Option is granted.

     The Board shall determine the rate at which each Option shall be exercisable.

     The Board shall determine the manner in which each Option shall be exercisable and the timing and form of the purchase price to be paid by a Optionee upon the exercise of an Option under the Plan. To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash and part by personal promissory note or in whole or in part by the surrender of a whole number of shares of previously issued Common Stock of the Company. Previously issued shares of Common Stock shall be accepted as payment in an amount equal to the then fair market value of the surrendered shares.

9.   Nontransferability of Options.

     Each Option granted under the Plan to any person shall by its terms not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

10.  Rights as a Stockholder.

     An Optionee shall have no rights as a stockholder with respect to any shares covered by his Options until he shall have become the holder of record of such shares, and no adjustment shall be made, except adjustments pursuant to
Section 11 hereof, for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

11.  Effect of Change in Stock Subject to the Plan.

     If there is any change in the shares of Common Stock of the Company through the declaration of stock dividends or through recapitalizations resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of shares available for Options, the exercise price of outstanding Options, and the number of shares subject to any Option shall be appropriately adjusted by the Board, and in its discretion, in such cases, fractional parts of shares may be disregarded.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding,
(i) subject to the provisions of clauses (iii) and (iv) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board may waive any discretionary limitations imposed pursuant to Section 8 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding Options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full (without regard to any discretionary limitations imposed pursuant to Section 8 hereof) during a 30-day period preceding the effective date of such merger, consolidation or sale; or (iv) all outstanding Options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option but only to the extent exercisable in accordance with any discretionary limitations imposed pursuant to Section 8 prior to the effective date of such merger, consolidation, liquidation or sale.

12.  Grant of Options in Connection With Certain Acquisitions.

     The Board may grant Options under the Plan in substitution for incentive stock options or non-qualified stock options granted under plans of other employers, if such grant occurs in connection with a corporate merger, consolidation, separation, reorganization, or liquidation to which the Company or any of its subsidiaries is a party, or by reason of the acquisition of property or stock of another corporation by the Company or any of its subsidiaries, provided that such transaction is a transaction to which Section 424(a) of the Code applies. The Board may impose such terms and conditions upon the grant of any incentive stock option under this Section 12 as are necessary to ensure that the substitution will qualify under Section 424(a) of the Code and will not constitute a modification of the Option under Section 424(h) of the Code, even though any such term or condition would otherwise be inconsistent with the provisions of this Plan. Options granted under the provisions of this
Section 12 may be granted at a price less than the fair market value of the Common Stock on the date such Option is granted, so long as the ratio of the option price to the fair market value of the Common Stock is no more favorable to the Optionee than the ratio of the option price to the fair market value of the stock subject to the old option immediately before such substitution. Except as otherwise specifically provided in the agreement setting forth the terms and conditions of such an Option, the provisions of this Plan shall govern any Options granted under this Section 12. Nothing in this Section 12 shall be deemed to authorize the grant of Options under the Plan for a number of shares in excess of the number set forth in Section 3, or to limit in any way the authority of the Board to grant substituted options in connection with such transactions other than under the Plan.

13.  Restricted Stock.

     Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with such other terms and conditions as the Board, in its discretion, shall establish. The Board shall determine the number of shares of Common Stock to be issued to an eligible grantee pursuant to the grant of Restricted Stock and the extent to which payment of the purchase price may be made in cash, by personal promissory note, by other consideration, or by a combination thereof. To the extent payment of the purchase price is made by a personal promissory note, payment of the promissory note shall be secured by and entitled to the benefits of a first priority pledge of the shares of Restricted Stock to the extent that payment for such Restricted Stock is evidenced by such promissory note.

14.  Use of Proceeds.

     The proceeds received by the Company from the sale of stock pursuant to the Plan may be used for general corporate purposes.

15.  Amendment and Discontinuance.

     The Board may from time to time alter or suspend and at any time discontinue the Plan. However, no action of the Board may, without the approval of the stockholders, increase the maximum number of shares to be offered for sale under the Plan in the aggregate (other than according to the terms of Section 11 above), modify the provisions of Section 4 hereof regarding eligibility, reduce the purchase price at which shares may be offered pursuant to Options (other than according to the terms of Section 11), extend the expiration date of the Plan or otherwise materially increase the benefits to participants under the Plan; nor may any action of the Board or the stockholders alter or impair the rights of an Optionee or purchaser of Restricted Stock under any outstanding Option or share of Restricted Stock previously granted under the Plan, without the consent of the holder of the Option or Restricted Stock.

16.  Withholding of Additional Income Taxes.

     The Company, in accordance with the Code, may, upon exercise of a non-qualified stock option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in Section 17 below) require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income.

17.  Notice to Company of Disqualifying Disposition.

     Each employee who receives incentive stock options shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an incentive stock option (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the incentive stock option under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such incentive stock option. If the employee had died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

18.  Effective Date and Termination Date.

     The Plan and any amendment thereto requiring stockholder approval shall become effective upon the date of its adoption by the Board, subject, however to approval by the stockholders of the Company within twelve months of such date. The Plan shall remain in effect until terminated by the Board, but not later than ten years after the date the Plan is initially adopted by the Board, or is approved by the shareholders, whichever first occurs.

     The Plan was initially adopted by the Board of Directors of PHC, Inc. on August 26, 1993.

     The Plan was initially approved by the stockholders of PHC, Inc. on November 30, 1993.

     The amendment to increase the number of shares which may be issued pursuant to the Plan to 400,000 shares was adopted by the Board of Directors of PHC, Inc. on November 17, 1997 and approved by the stockholders of PHC, Inc. on December 26, 1997.

     The amendment to increase the number of shares which may be issued pursuant to the Plan to 1,000,000 was adopted by the Board of Directors of PHC, Inc. on December 15, 1998 and approved by the stockholders of PHC, Inc. on December 23, 1998.

Exhibit 4.2
                                    PHC, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                        Effective as of October 18, 1995

     1. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees (including leased employees) of PHC, Inc., a Massachusetts corporation (the "Company"), and its subsidiaries, who wish to become stockholders of the Company, an opportunity to purchase Class A Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

     (a) in excess of 20 hours per week; and

     (b) more than five months in the relevant calendar year.

     3. OFFERING DATES. From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board.

     4. PRICES. The price per Share for each grant of rights hereunder shall be the lesser of:

     (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

     (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

     At its discretion, the Board of Directors may determine a higher price for a grant of rights. For purposes of this Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Company's Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is traded, if the Class A Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Class A Common Stock on the Nasdaq National Market, if the Class A Common Stock is not then traded on a national securities exchange; or
(iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Class A Common Stock is not reported on the Nasdaq National Market. If the Company's Class A Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Class A Common Stock as determined by the Administrator (as defined below) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Class A Common Stock in private transactions negotiated at arms length.

   5.     EXERCISE OF RIGHTS AND METHOD OF PAYMENT

     (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

     (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

     (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

     6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board when it authorizes the Offering, or provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

     7. SHARES SUBJECT TO THE PLAN. No more than 100,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made to such number, to the number of Shares covered by outstanding rights granted hereunder, to the exercise price of the rights and to the maximum number of Shares which an employee may purchase (pursuant to Section 8 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

    8.     LIMITATIONS ON GRANTS.

     (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

     (b) No employee shall be granted a right which permits his rights to purchase shares of capital stock of the Company under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of
Section 423(b)(8) of the Code.

     (c) The number of Shares for which rights granted in any Offering can be exercised shall be either (i) the same for each employee participating in such Offering or (ii) shall bear a uniform relation to the total compensation or basic or regular rate of compensation for each employee participating in such Offering. No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to 10% of the compensation payable to the employee during the Offering not taking into consideration any changes in the employee's rate of compensation after the date the employee elects to participate in the Offering, or such other percentage as determined by the Board from time to time. This provision shall be construed to meet the requirements set forth in Section 423(b)(5) of the Code.

     9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board when it authorizes the Offering.

     10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by, the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

     11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

     12. EMPLOYEE'S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the certificate for such Shares is actually issued.

     13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

     14. LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Class A Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of such employee's own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable right or one year after transfer of the Shares to such employee showing the number of such Shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

     15. AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board may at any time terminate or amend the Plan without notice and without further action on the part of stockholders of the Company, provided:

     (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee; and

     (b)  that any such amendment which:

          (i) increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

          (ii) changes the class of persons eligible to participate under the Plan; or

          (iii)materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

     16. EFFECTIVE DATE AND APPROVALS. The Plan was adopted by the Board on October 18, 1995 to become effective as of said date. The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than October 18, 1996, and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

     17. TERM OF PLAN. No rights shall be granted under the Plan after October 18, 2005.

     18.  ADMINISTRATION  OF THE PLAN.  The Board or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

     The Plan was initially adopted by the Board of Directors of PHC, Inc. on October 18, 1995.

     The Plan was initially approved by the stockholders of PHC, Inc. on December 15, 1995.

     The amendment to increase the number of shares which may be issued pursuant to the Plan to 150,000 shares was adopted by the Board of Directors of PHC, Inc. on November 17, 1997 and approved by the stockholders of PHC, Inc. on December 26, 1997.

Exhibit 4.3
                                    PHC, INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose. This 1995 Non-Employee Director Stock Option Plan (hereinafter, the "Plan") is intended to promote the interests of PHC, Inc., a Massachusetts corporation (the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are not employees of the Company to serve as members of its Board of Directors (the "Board").

     2. Available Shares. The total number of shares of Class A Common Stock, $.01 par value, of the Company (the "Class A Common Stock") for which options may be granted under the Plan shall not exceed 30,000 shares, subject to adjustment in accordance with Section 10 of the Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

     3. Administration. The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

      4.   Granting of Options.

     During the term of the Plan and subject to the availability of shares under the Plan:

     (a) Initial Grants. Each director who is, at the time of the initial approval by the Board of this Plan, serving as a director of the Company and who is not a current or former employee of the Company shall, contingent on shareholder approval of this Plan, receive at the time of the first meeting of the Board following approval by the Board of this Plan an option to purchase the number of shares of Class A Common Stock which is equal to 500 multiplied by the number of full years such director has served on the Board at that time.

     (b) Subsequent Grants. At the time of each annual meeting of the Board, beginning with the first such meeting following the meeting at which the initial grants are made pursuant to subsection 4(a) hereof, during the term of this Plan, there shall be granted to each director who is not a current or former employee of the Company an option to purchase 2,000 shares of Class A Common Stock.

     Except for the specific options referred to above, no other options shall be granted under the Plan.

     5. Option Price. The purchase price of the stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 of the Plan. For purposes of the Plan, if, at the time an option is granted under the Plan, the Company's Class A Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is traded, if the Class A Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on that date) of the Class A Common Stock on the Nasdaq National Market, if the Class A Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Class A Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. If, at the time an option is granted under the Plan, the Company's Class A Common Stock is not publicly traded, "fair market value" shall be as determined (i) by the mutual agreement of the optionee and the Company, or
(ii) if such parties are unable to reach such agreement within 30 days after the grant of such option, by a reputable appraiser selected by the Company (the "Appraiser"). The Appraiser shall determine the fair market value without giving any consideration, premium or discount to the fact that the optionee may own more or less than a majority of the outstanding stock of the Company. The Appraiser shall determine the fair market value not later than 60 days after the grant of such option. The cost of the appraisal as determined by the Appraiser shall be borne by the Company.

     6. Period of Option. Unless sooner terminated in accordance with the provisions of Section 8 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

      7.   Vesting of Shares and Non-transferability of Options.

     (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Options granted under the Plan shall vest in the optionee and thus become exercisable by the optionee as follows: 25% immediately and 25% on each of the first, second and third anniversary of the date of grant.

     (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend and such written instructions shall be given to the Company's transfer agent as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (c) Non-transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or her.

      8.   Termination of Option Rights.

     (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board, and all options shall terminate after the 180-day period has expired.

     (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the earlier of the scheduled expiration date of the option or 180 days after the death or disability of the optionee.

     9. Exercise of Option. Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company at its principal office address, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Class A Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of Section 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Class A Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificates(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     10. Adjustments Upon Changes in Capitalization and Other Matters. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

     (b) Merger; Consolidation; Liquidation; Sale of Assets. In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Class A Common Stock, shares of such stock or other securities as the holders of shares of Class A Common Stock received pursuant to the terms of the merger, consolidation or sale.

     (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (d) No Fractional Shares. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subsection (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (e) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

     11. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 4 and 9 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

     (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

     (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Class A Common Stock is then listed.

     12. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     13. Option Agreement. Each option granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

     14. Term and Amendment of Plan. The Plan was adopted by the Board effective as of October 18, 1995, subject to approval by the stockholders of the Company. Options may not be granted under the Plan after October 18, 2005, and the Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. Subject to the provisions of Section 4 above, options may be granted under the Plan prior to the date of stockholder approval of the Plan. If the approval of stockholders is not obtained by October 18, 1996, any grants of options under the Plan made prior to that date will be rescinded. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the stockholders, (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 11), (b) materially modify the requirements as to eligibility to participate in the Plan,
(c) materially  increase  benefits  accruing to option holders under the Plan or
(d) amend the Plan in any manner which would cause Rule 16b-3 to become inapplicable to the Plan; and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     15. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     16. Governing Law. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

     The Plan was initially adopted by the Board of Directors of PHC, Inc. on October 18, 1995.

     The Plan was initially approved by the stockholders of PHC, Inc. on December 15, 1995.

     The amendment to increase the number of shares which may be issued pursuant to the Plan to 50,000 shares was adopted by the Board of Directors of PHC, Inc. on November 17, 1997 and approved by the stockholders of PHC, Inc. on December 26, 1997.